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                       FORTUNE ENTERTAINMENT CORPORATION

                                  Sassoon House
                         Shirley St. & Victoria Avenue
                                  PO Box N-272
                              Nassau, New Province
                                   The Bahamas

March 1, 1997

Continental Consulting Inc.
Suite 302 - 543 Granville Street
Vancouver, B.C. V6C IX8

Attention: Mr. D. Bruce Horton, President

Dear Mr. Horton:

RE: CONSULTANCY AGREEMENT WITH FEC
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Further to our various discussions, this letter serves to confirm and acknowledge the arrangement reached between the two companies.

1. Continental will provide ongoing consulting services to FEC on all matters relating to management, operation and financing of FEC.

2.   The initial goal is to get FEC funded and trading on the OTC NASD market.

3. Continental shall be paid an annual consulting fee of US $125,000, payable monthly. In addition to the consulting fee, FEC will also be responsible for any and all reasonable disbursements and out of pocket expenses incurred by Continental in the course of it providing the necessary service.

4. Since FEC is currently in a "start up" mode, and is not as yet adequately funded, we have hereby agreed that the consulting fee due to Continental may, with mutual prior agreement, be accrued from time to time. Should any of the consulting fee be accrued, either Continental or D. Bruce Horton shall have the right to apply any or all of the accrued consulting fees together with any disbursements towards exercise of any options that may be set by FEC either in the name or benefit of Continental or D. Bruce Horton.


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5.   The commencement date of your services shall be March 1, 1997 and be automatically renewed on each anniversary for one year unless otherwise notified in writing.

6. Continental Consulting Inc. shall be solely responsible for all of its own corporate expenses, including but not limited to office rent, assistant or substitute and supplies that are used directly in the employee's work, etc.

I trust that the foregoing accurately reflects our discussions and understanding. If you are in agreement with the above, please sign in the appropriate space below, confirming the above arrangement. Please return one copy of this letter, executed by Continental and Mr. Horton and retain the original for your file and record.

Yours truly,

FORTUNE ENTERTAINMENT CORPORATION

David B. Jackson
Chief Executive Officer & Director

We, the undersigned, hereby acknowledge and confirm the above arrangement with FEC.

                                  CONTINENTIAL CONSULTING, INC.

March 1, 1997                           /s/ D. Bruce Horton
-------------------------               ------------------------------------
Date                                    D. Bruce Horton
                                        (President)

March 1, 1997                           /s/ D. Bruce Horton
-------------------------               ------------------------------------
Date                                    D. Bruce Horton

Encl.